UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
June 1, 2017

Douglas Emmett, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-33106	20-3073047
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification No.)

808 Wilshire Boulevard, Suite 200, Santa Monica, California     90401
(Address of principal executive offices)                           (Zip Code)

Registrant’s telephone number, including area code:    (310) 255-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Presented below are the voting results for the proposals (described in detail in our proxy statement filed with the Securities and Exchange Commission on April 17, 2017) submitted to our stockholders at our Annual Meeting of Stockholders held on June 1, 2017:

Proposal 1. The following nominees were elected to serve on the board of directors until the 2018 annual meeting of stockholders with the following vote:

Nominee	For	Withheld	Broker Non-Votes

Dan A. Emmett	135,395,435	6,661,653	4,500,801
Jordan L. Kaplan	140,921,389	1,135,699	4,500,801
Kenneth M. Panzer	135,328,442	6,728,646	4,500,801
Christopher H. Anderson	139,529,385	2,527,703	4,500,801
Leslie E. Bider	139,116,005	2,941,083	4,500,801
Dr. David T. Feinberg	139,530,304	2,526,784	4,500,801
Virginia A. McFerran	112,998,365	29,058,723	4,500,801
Thomas E. O'Hern	112,655,307	29,401,781	4,500,801
William E. Simon, Jr.	112,387,388	29,669,700	4,500,801

Proposal 2. The appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017 was ratified with the following vote:

For	Against	Abstained	Broker Non-Votes

144,969,386	1,579,817	8,686	—

Proposal 3. Our 2016 executive compensation was approved with the following non-binding advisory vote:

For	Against	Abstained	Broker Non-Votes

120,675,971	21,359,828	21,288	4,500,802

Proposal 4. The following preferences were recorded with respect to the non-binding advisory vote on the period for future advisory votes on executive compensation:

One Year	Two Years	Three Years	Abstained	Broker Non-Votes

115,015,330	12,252	26,630,993	398,510	4,500,804

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOUGLAS EMMETT, INC.

Dated:	June 2, 2017	By:	/s/ MONA M. GISLER
Mona M. Gisler
Chief Financial Officer